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                                                                   EXHIBIT 10.32

                                AGREEMENT
                                ---------

          This Agreement is made as of the 23rd day of July, 1996, by and between Etec Systems, Inc., a Nevada corporation ("Etec"), and SEMATECH, INC., a Delaware corporation ("SEMATECH").

                                RECITALS:
                                --------

          A. Etec formerly performed development work for SEMATECH under a certain SEMATECH Development Agreement Number 35026800 dated February 27, 1995 (the "Development Agreement").

          B. Under Section 4.2 of the Development Agreement, SEMATECH and Etec have certain rights and obligations with respect to a certain electron-beam lithography system (the "MEBES 140") owned by SEMATECH and used by Etec in conjunction with the performance of development work under the Development Agreement.

          C. Etec and SEMATECH desire that Etec purchase the MEBES 140 from SEMATECH for the price and upon the other terms and conditions herein provided in full satisfaction of the rights and obligations of the parties under Section
4.2 of the Development Agreement.

          Now, Therefore, Etec and SEMATECH agree as follows:

          1.  Purchase and Sale of MEBES 140.  SEMATECH hereby sells and
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transfers to Etec, and Etec hereby purchases from SEMATECH, the MEBES 140 for a price equal to $4,296,000. The purchase price shall be payable in full by Etec to SEMATECH not later than seven (7) days following the first to occur of:

               (a) factory acceptance of a MEBES 9750 by an Approved Buyer as contemplated by Section 5 hereof;

               (b) March 31, 1997 if the first MEBES 9750 has been reserved for purchase pursuant to Section 5 hereof and an Approved Buyer of such MEBES 9750 has not been identified by Etec and SEMATECH by that date as contemplated by Section 5 hereof;

               (c) May 31, 1997 if the second MEBES 9750 has been reserved for purchase pursuant to Section 5 hereof and an Approved Buyer of such MEBES 9750 has not been identified by Etec and SEMATECH by that date as contemplated by Section 5 hereof; or

               (d)  December 1, 1997.
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          2.  Transfer of Title.  SEMATECH warrants that it has, and is hereby
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transferring to Etec, valid title to the MEBES 140, free and clear of liens and claims of any type or nature by any party other than Etec. The MEBES 140 is purchased by Etec in its "as is, where is" condition, and SEMATECH DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE.

          3.  Security Interest.  Etec grants to SEMATECH a security interest in
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the MEBES 140 in order to secure performance of Etec's obligation to pay to
SEMATECH the purchase price for the MEBES 140 as provided above. Etec also agrees to grant to SEMATECH, conditional upon the concurrent release by SEMATECH of its security interest in the MEBES 140, a security interest in the MEBES 9750 reserved for purchase under Section 4 hereof in order to secure performance of Etec's obligation to pay to SEMATECH the purchase price for the MEBES 140 as provided above. After the MEBES 9750 reserved for purchase under Section 4 hereof has been constructed, Etec and SEMATECH agree to execute such additional documents as are necessary or appropriate to release the security interest of SEMATECH in the MEBES 140 and to grant to SEMATECH a security interest in the MEBES 9750, as above provided.

          4.  Agreement to Reserve MEBES 9750.   Etec hereby agrees to reserve
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for purchase by a buyer mutually agreeable to Etec and SEMATECH, the first or second unit of the "next generation" electron-beam lithography system (a "MEBES 9750") which is currently under development by Etec. Etec makes no representations or warranties concerning the performance specifications or other attributes of the MEBES 9750.

          5.  Identification of MEBES 9750 Buyer.  Etec shall use its best
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efforts to identify a mutually acceptable purchaser of the MEBES 9750.  A
"mutually acceptable purchaser" is one of the parties shown on Exhibit 1 attached hereto (or another party acceptable to SEMATECH) that has entered into
a "beta site" agreement with SEMATECH.   Upon identification of a purchaser of
the MEBES 9750 in accordance with the foregoing provisions (an "Approved Buyer"), Etec and the Approved Buyer shall execute the usual purchase order documents with respect to the MEBES 9750. The purchase price will be the price at which the MEBES 9750 is offered by Etec to other customers or such other price as may be agreed to between Etec and the Approved Buyer. The terms of payment will be those which Etec offers to its other customers or as otherwise agreed between Etec and the Approved Buyer.

          6.  Reports on Development of MEBES 9750.  Until Etec shall have paid
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the purchase price for the MEBES 140 as provided in Section 1 above, Etec shall prepare and deliver to SEMATECH reports as described in Exhibit 2 attached hereto (incorporated herein by reference) on the progress of development of the MEBES 9750 and the ALTA 33x systems.
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          7.  Settlement of Development Agreement Rights.  This Agreement is in
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substitution for and replacement of all of the rights and obligations of the parties under Section 4.2 of the Development Agreement, and neither party shall have any further rights or obligations under Section 4.2 of the Development Agreement. Except as provided in the foregoing sentence, this Agreement shall not affect the rights or obligations of the parties under the Development Agreement. SEMATECH acknowledges that it has no claim against Etec with respect to any use by Etec of the MEBES 140 prior to purchase thereof by Etec pursuant to Section 1 hereof.

          8.  Use of MEBES 9750.  Prior to shipment of the MEBES 9750 to an
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Approved Buyer as contemplated by Section 5 hereof, Etec shall have the right to make reasonable use of such system.

          9.  Further Assurances.  Each party hereto, upon request of the other
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party, shall sign such other documents, instruments, certificates and written assurances as may be necessary to carry out the intent and purpose of this Agreement and the transactions contemplated hereby.

          10.  Attorneys' Fees.  In the event of any action or proceeding to
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enforce or interpret this Agreement or any provision hereof, the prevailing party, in addition to such other relief to which it may be entitled, shall be awarded its attorneys' fees and expenses, not to exceed a reasonable amount.

          11.  Integration.  This Agreement supersedes all prior agreements and
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rights and obligations between the parties relating to the subject matter hereof.

          12.  Successors and Assigns.  Neither party to this Agreement may
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assign any of its rights or delegate any of its duties hereunder.  Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

          13.  Counterparts.  This Agreement may be executed in more than one
               ------------
counterpart, all of which taken together shall constitute the same instrument.
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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                              ETEC SYSTEMS, INC.


                              By  /s/ Philip J. Koen, Jr.
                                 -------------------------
                                      Philip J. Koen, Jr.
                                    Chief Financial Officer

                              SEMATECH, INC.


                              By  /s/ James B. Owens, Jr.
                                 -------------------------
                                      James B. Owens, Jr.
                                   Executive Vice President
                                             and
                                   Chief Operating Officer